UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 9, 2014

STANDARD METALS PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Walnut Street, Gadsden, Alabama 35901
(Address of principal executive offices)

(888) 960-7347

Registrant's telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Dismissal of Suit Against Standard Metals Processing, Inc.

On May 14, 2014, Deborah King filed a suit against Standard Metals Processing, Inc. (“SMPR”) in the United States District Court for the District of Nevada. Ms. King’s complaint (the “Complaint”) alleged that on January 11, 2011 her husband, Stephen King, entered into a Stock Option Agreement (the “Agreement”) with SMPR, granting him stock options. The Complaint alleged further that Mr. King assigned the stock options to Ms. King on January 21, 2011 and that SMPR breached the Agreement by refusing to allow Ms. King to exercise said stock options.

SMPR filed a motion to dismiss or stay the proceeding and, in the alternative, a motion for a more definite statement on July 16, 2014. Ms. King filed a response in opposition to SMPR’s motions, and SMPR filed a reply on August 6, 2014.

On December 9, 2014, the District Court of Nevada issued an order granting SMPR’s motion to dismiss Ms. King’s action against SMPR.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2014	Standard Metals Processing, Inc.

	By:	/s/ Sharon L. Ullman
Sharon L. Ullman
Chief Executive Officer